Exhibit 23.1

INDEPENDENT AUDITORS’ CONSENT

We consent to the use in this Amendment No. 4 to Registration Statement No. 333-107981 of Luminent Mortgage Capital, Inc. on Form S-11 of our report dated August 6, 2003, appearing in the Prospectus, which is part of such Registration Statement, and to the reference to us under the heading “Experts” in such Prospectus.

/s/    DELOITTE & TOUCHE LLP

San Francisco, California

February 5, 2004